UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2018

SPECTRUM BRANDS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

SB/RH HOLDINGS, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-192634-03	27-2812840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Deming Way

Middleton, Wisconsin 53562

(Address of principal executive offices)

(608) 275-3340

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Spectrum Brands Holdings, Inc.	☐
SB/RH Holdings, LLC	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Spectrum Brands Holdings, Inc.	☐
SB/RH Holdings, LLC	☐

Item 1.01. Entry into a Material Definitive Agreement.

Acquisition Agreement

On January 15, 2018, Spectrum Brands Holdings, Inc., a Delaware corporation (the “Company”), entered into a definitive Acquisition Agreement (the “Acquisition Agreement”) with Energizer Holdings, Inc., a Missouri corporation (“Energizer”).  On the terms and subject to the conditions set forth in the Acquisition Agreement, Energizer will acquire from the Company (the “Acquisition”), its global battery, lighting and portable power business (the “Business”) for an aggregate purchase price of $2.0 billion in cash (the “Purchase Price”), subject to customary purchase price adjustments.

The Acquisition Agreement provides that, upon the terms and subject to the conditions set forth in the Acquisition Agreement, Energizer will purchase the equity of certain subsidiaries of the Company involved in, and assets of Spectrum and its subsidiaries used or held for use primarily in, or that arise primarily out of, the Business and will assume certain liabilities arising primarily out of or relating primarily to the Business.

In the Acquisition Agreement, the Company and Energizer have made customary representations and warranties and have agreed to customary covenants relating to the Acquisition.  Among other things, prior to the consummation of the Acquisition, the Company will be subject to certain business conduct restrictions with respect to its operation of the Business.

The Company and Energizer have agreed to indemnify each other for losses arising from certain breaches of the Acquisition Agreement and for certain other matters.  In particular, the Company has agreed to indemnify Energizer for certain liabilities relating to the assets retained by the Company, and Energizer has agreed to indemnify the Company for certain liabilities assumed by Energizer, in each case as described in the Acquisition Agreement.

The Company and Energizer have agreed to enter into related agreements ancillary to the Acquisition that will become effective upon the consummation of the Acquisition, including a customary transition services agreement and reverse transition services agreement.

The consummation of the Acquisition is subject to certain customary conditions, including, among other things, (i) the absence of a material adverse effect on the Business, (ii) the expiration or termination of required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) the receipt of certain other antitrust approvals in certain specified foreign jurisdictions (the conditions contained in (ii) and (iii) together, the “Antitrust Conditions”), (iv) the accuracy of the representations and warranties of the parties (generally subject to a customary material adverse effect standard (as described in the Acquisition Agreement) or other customary materiality qualifications), (v) the absence of governmental restrictions on the consummation of the Acquisition in certain jurisdictions, and (vi) material compliance by the parties with their respective covenants and agreements under the Acquisition Agreement.  The consummation of the Acquisition is not subject to any financing condition. The Acquisition is expected to be consummated prior to the end of calendar 2018.  Energizer has obtained financing commitments with respect to the Acquisition from Barclays Bank PLC and JPMorgan Chase Bank, N.A.

The Acquisition Agreement also contains certain termination rights, including the right of either party to terminate the Acquisition Agreement if the consummation of the Acquisition has not occurred on or before July 15, 2019 (the “Termination Date”).  Further, if the Acquisition has not been consummated by the Termination Date and all conditions precedent to Energizer’s obligation to consummate the Acquisition have otherwise been satisfied except for one or more of the Antitrust Conditions, then Energizer would be required to pay the Company a termination fee of $100 million.

The foregoing description of the Acquisition Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the Acquisition Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and the terms of which are incorporated herein by reference.  The Acquisition Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company, Energizer or the Business.  In particular, the assertions embodied in the representations and warranties in the Acquisition Agreement were made as of a specified date, are modified or qualified by information in a confidential disclosure letter prepared in connection with the execution and delivery of the Acquisition Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties.  Accordingly, the representations and warranties in the Acquisition Agreement are not necessarily characterizations of the actual state of facts about the Company, Energizer, or the Business at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the U.S. Securities and Exchange Commission (the “SEC”).

Item 7.01. Regulation FD Disclosure.

On January 16, 2018, the Company issued a press release announcing the Acquisition. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including the attached exhibits, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing by the Company with the SEC.

Cautionary Statement Regarding Forward-Looking Statements

Certain matters discussed in this report may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. the Company has tried, whenever possible, to identify these statements by using words like “future,” “anticipate”, “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) the ability to consummate the announced transaction on the expected terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, (2) the risk that regulatory approvals that are required to complete the proposed transaction may not be received, may take longer than expected or may impose adverse conditions, (3) the Company’s ability to realize the expected benefits of such transaction and to successfully separate the Business, (4) the outcome of the Company’s exploration of strategic options for the Company’s Appliance business, including uncertainty regarding consummation of any such transaction or transactions and the terms of such transaction or transactions, if any, and, if consummated, the Company’s ability to realize the expected benefits of such transaction; (5) the impact of the Company’s indebtedness on its business, financial condition and results of operations; (6) the impact of restrictions in the Company’s debt instruments on its ability to operate the Company’s business, finance its capital needs or pursue or expand business strategies; (7) any failure to comply with financial covenants and other provisions and restrictions of the Company’s debt instruments; (8) the impact of actions taken by significant stockholders; (9) the Special Committee of the Board of Directors’ exploration and negotiation of a potential transaction with HRG Group, Inc., if any, including uncertainty regarding consummation of such transaction and the terms of such transaction, and, if consummated, the Company’s ability to realize the expected benefits of such transaction, potential disruption to the Company’s business or diverted management attention as a result of the exploration or negotiation of such transaction; (10) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities; (11) the potential disruption to the Company’s business or diverted management attention, and the unanticipated loss of key members of senior management or other employees, in each case as a result of the announced transaction, in connection with the strategic options for the Company’s Appliance business or otherwise; (12) the effects of general economic conditions, including inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or changes in trade, monetary or fiscal policies in the countries where we do business; and (13) the effects of political or economic conditions, terrorist attacks, acts of war or other unrest in international markets, including those discussed herein and those set forth in the combined securities filing of Spectrum Brands Holdings, Inc. and SB/RH Holdings, LLC, including their most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q.

The Company also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to the Company and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market. The Company also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

2.1

Acquisition Agreement, dated as of January 15, 2018, by and among Spectrum Brands Holidngs, Inc. and Energizer Holdings, Inc. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.)

99.1	Press Release, dated January 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2018	SPECTRUM BRANDS HOLDINGS, INC

	By:	/s/ Nathan E. Fagre
	Name:	Nathan E. Fagre
	Title:	Senior Vice President, Secretary and General Counsel

SB/RH HOLDINGS, LLC

	By:	/s/ Nathan E. Fagre
	Name:	Nathan E. Fagre
	Title:	Senior Vice President, Secretary and General Counsel